EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GLOBAL NET LEASE REPORTS FIRST QUARTER 2022 RESULTS
Company to Host Investor Conference Call Today at 1 PM Eastern

New York, May 5, 2022 - Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”), a real estate investment trust that focuses on acquiring and managing a globally diversified portfolio of strategically-located commercial real estate properties, announced today its financial and operating results for the quarter ended March 31, 2022.

First Quarter 2022 and Subsequent Events Highlights

•Revenue increased 8.7% to $97.1 million from $89.4 million in first quarter 2021
•Net income grew to $5.5 million as compared to net loss of $0.8 million in first quarter 2021
•Net operating income ("NOI") grew 9.6% to $89.7 million from $81.8 million in first quarter 2021
•Core Funds from Operations (“Core FFO”) grew 17.3% to $45.6 million or $0.44 per share compared to $38.9 million or $0.42 per share in first quarter 2021
•Adjusted Funds from Operations (“AFFO”) increased by $3.9 million to $44.3 million versus $40.4 million in the prior year quarter
•AFFO per share was $0.43 compared to $0.44 per share in first quarter 2021
•Distributed $41.6 million, or $0.40 per share, in dividends to common shareholders
•Executed two lease renewals and three lease renewals and expansions totaling 1.2 million square feet and adding $54 million in net straight-line rent over the new weighted-average remaining lease term
•Portfolio 98.7% leased with 8.4 years of weighted average remaining lease term1
•Contractual annual rent increases in 94% of leases, including 59% that are fixed-rate and 28% that are based on Consumer Price Index, based on straight-line rent
•Subsequent to quarter end, completed recast of credit facility with new $1.45 billion revolving credit facility with 4.5 year term and improved pricing
•Acquisitions pipeline of $111.9 million2 at a going-in capitalization rate3 of 6.5% and with 14.6 years of weighted-average remaining lease term4

"The lease renewals and expansions we completed in the first quarter added $54 million of net new straight-line rent over the new weighted-average remaining lease term on 1.2 million square feet of our portfolio and are an extension of the momentum we brought into this year," said James Nelson, CEO of GNL. "The recast of our corporate credit facility that we completed subsequent to the end of the quarter further strengthens our balance sheet and provides flexibility for the execution of our continued growth strategy as we seek to acquire high-quality industrial, distribution and office properties."

	Three Months Ended March 31,
(In thousands, except per share data)	2022	2021
Revenue from tenants	$97,133	$89,390

Net income (loss) attributable to common stockholders	$5,483	$(832)
Net income (loss) per diluted common share	$0.05	$(0.01)

NAREIT defined FFO attributable to common stockholders	$45,602	$38,852
NAREIT defined FFO per diluted common share	$0.44	$0.42

Core FFO attributable to common stockholders	$45,610	$38,869
Core FFO per diluted common share	$0.44	$0.42

AFFO attributable to common stockholders	$44,331	$40,429
AFFO per diluted common share	$0.43	$0.44

Property Portfolio

The Company’s portfolio of 309 net lease properties is located in eleven countries and territories and comprised of 39.3 million rentable square feet leased to 137 tenants across 50 industries at March 31, 2022. The real estate portfolio metrics include:

•98.7% leased with a remaining weighted-average lease term of 8.4 years
•94.4% of the portfolio contains contractual rent increases based on annualized straight-line rent
•61.9% of portfolio annualized straight-line rent derived from investment grade and implied investment grade rated tenants5
•61% U.S. and Canada, 39% Europe (based on annualized straight-line rent)
•42% Office, 55% Industrial / Distribution and 3% Retail (based on an annualized straight-line rent)

Capital Structure and Liquidity Resources6

As of March 31, 2022, the Company had $123.5 million of cash and cash equivalents. The Company’s net debt to enterprise value was 54.8% with an enterprise value of $4.3 billion based on the quarter end closing share price of $15.73 for common stock, $25.54 for the Series A preferred stock and $25.05 for the Series B preferred stock, with net debt of $2.3 billion7, including $1.4 billion of mortgage debt.

As of March 31, 2022, the percentage of debt that is fixed rate (including variable rate debt fixed with swaps) was 87.6% compared to 95.8% as of March 31, 2021. The Company’s total combined debt had a weighted average interest rate of 3.4% resulting in an interest coverage ratio of 3.6 times8. Weighted-average debt maturity was 4.0 years as of March 31, 2022 as compared to 5.1 years as of March 31, 2021.

As of March 31, 2022, Liquidity was $225.9 million.9

Subsequent to quarter-end, the Company entered into an amendment and restatement of the Credit Facility with KeyBank as agent, and the other lender parties thereto. The aggregate total commitments under the Credit Facility were increased from $1.17 billion to $1.45 billion. The Credit Facility includes an uncommitted “accordion feature” whereby, so long as no default or event of default has occurred and is continuing, the Company has the option to increase the commitments under the Credit Facility, allocated to either or both the Revolving Credit Facility or a new term loan facility, by up to an additional $500.0 million, subject to obtaining commitments from new lenders or additional commitments from participating lenders and certain customary conditions.

Footnotes/Definitions

1 Weighted-average remaining lease term in years is based on square feet as of March 31, 2022.
2 Represents the contract purchase price and excludes acquisition costs which are capitalized per GAAP. Includes one closed acquisition with a contract purchase price of $13.4 million and two pending acquisitions with an aggregate contract purchase price of $98.5 million that are subject to letters of intent, which are non-binding. These pending acquisitions may not be completed on the contemplated terms or at all.
3 Going-in capitalization rate is a rate of return on a real estate investment property based on the expected, cash rental income that the property will generate under its existing lease during the first year of the lease. Going-in capitalization rate is calculated by dividing the cash rental income the property will generate during the first year of the lease (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property. The weighted average going-in capitalization rate is based upon square feet as of the date of acquisition.
4 The weighted average remaining lease term in years is based upon square feet as of the date of acquisition.
5 As used herein, “Investment Grade Rating” includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied Investment Grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody's analytical tool, which generates an implied rating by measuring a company's probability of default. The term "parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of March 31, 2022. Comprised of 33.8% leased to tenants with an actual investment grade rating and 28.1% leased to tenants with an Implied Investment Grade rating based on annualized cash rent as of March 31, 2022.
6 During the three months ended March 31, 2022, the Company sold 97,384 shares of its Series B Preferred Stock through its Series B Preferred Stock "at-the-market" program for gross proceeds of $2.4 million, before nominal commissions paid issuance costs.
7 Comprised of the principal amount of GNL's outstanding debt totaling $2.5 billion less cash and cash equivalents totaling $123.5 million, as of March 31, 2022.
8 The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations. Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
9 Liquidity includes $102.4 million of availability under the Company's revolving credit facility and $123.5 million of cash and cash equivalents.

Conference Call
GNL will host a conference call on May 5, 2022 at 1:00 p.m. ET to discuss its financial and operating results.
Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the GNL website, www.globalnetlease.com, in the “Investor Relations” section.
To listen to the live call, please go to GNL’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the GNL website at www.globalnetlease.com.
Conference Call Details
Live Call
Dial-In (Toll Free): 1-877-407-0792
International Dial-In: 1-201-689-8263

Conference Replay*
Domestic Dial-In (Toll Free): 1-844-512-2921
International Dial-In: 1-412-317-6671
Conference Number: 13728725
*Available from 4:00 p.m. ET on May 5, 2022 through August 5, 2022.

Supplemental Schedules
The Company will file supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of GNL’s website at www.globalnetlease.com and on the SEC website at www.sec.gov.
About Global Net Lease, Inc.
Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust listed on the NYSE focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.
Important Notice
The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “anticipates,” “believes,” "expects," “estimates,” “projects,” “plans,” “intends,” “may," "will," "would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the potential adverse effects of the (i) ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19 and (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S. and European Union, and other countries, as well as other public and private actors and companies, on the Company, the Company's tenants and the global economy and financial markets, and (b) that any potential future acquisition is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all, as well as those risk and uncertainties set forth in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2021 filed on February 24, 2022 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company's subsequent reports. Further, forward looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.
Accounting Treatment of Rent Deferrals
All of the concessions granted to the Company's tenants as a result of the COVID-19 pandemic are rent deferrals with the original lease term unchanged and collection of deferred rent deemed probable. The Company’s revenue recognition policy requires that it must be probable that the Company will collect virtually all of the lease payments due and does not provide for partial reserves, or the ability to assume partial recovery. In light of the COVID-19 pandemic, the FASB and SEC agreed that for leases where the total lease cash flows will remain substantially the same or less than those after the COVID-19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract. As a result, rental revenue used to calculate Net Income and NAREIT FFO has not been, and the Company does not expect it to be, significantly impacted by deferrals it has entered into. In addition, since the Company currently believes that these deferral amounts are collectable, it has excluded from the increase in straight-line rent for AFFO purposes the amounts recognized under GAAP relating to rent deferrals.

Contacts:
Investors and Media:
Email: investorrelations@globalnetlease.com
Phone: (212) 415-6510

Global Net Lease, Inc.
Consolidated Balance Sheets
(In thousands)

	March 31, 2022	December 31, 2021
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$505,823	$511,579
Buildings, fixtures and improvements	3,394,391	3,424,431
Construction in progress	6,377	6,975
Acquired intangible lease assets	710,418	748,363
Total real estate investments, at cost	4,617,009	4,691,348
Less accumulated depreciation and amortization	(810,182)	(810,686)
Total real estate investments, net	3,806,827	3,880,662
Assets held for sale	3,360	—
Cash and cash equivalents	123,502	89,668
Restricted cash	4,572	3,643
Derivative assets, at fair value	15,262	4,260
Unbilled straight-line rent	67,672	74,221
Operating lease right-of-use asset	52,465	52,851
Prepaid expenses and other assets	51,184	49,178
Due from related parties	447	—
Deferred tax assets	1,470	1,488
Goodwill and other intangible assets, net	21,808	22,060
Deferred financing costs, net	4,171	4,925
Total Assets	$4,152,740	$4,182,956

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,399,713	$1,430,915
Revolving credit facility	260,270	225,566
Term loan, net	273,197	278,554
Senior notes, net	492,077	491,735
Acquired intangible lease liabilities, net	28,158	29,345
Derivative liabilities, at fair value	991	4,259
Due to related parties	892	893
Accounts payable and accrued expenses	29,218	25,887
Operating lease liability	23,247	22,771
Prepaid rent	36,228	32,756
Deferred tax liability	7,983	8,254
Dividends payable	5,428	5,386
Total Liabilities	2,557,402	2,556,321
Commitments and contingencies	—	—
Stockholders' Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	46	45
Common stock	2,369	2,369
Additional paid-in capital	2,678,030	2,675,154
Accumulated other comprehensive income	15,309	15,546
Accumulated deficit	(1,108,645)	(1,072,462)
Total Stockholders' Equity	1,587,177	1,620,720
Non-controlling interest	8,161	5,915
Total Equity	1,595,338	1,626,635
Total Liabilities and Equity	$4,152,740	$4,182,956

Global Net Lease, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Revenue from tenants	$97,133	$89,390

Expenses:
Property operating	7,460	7,570
Operating fees to related parties	10,076	9,639
Impairment charges	230	—
Acquisition, transaction and other costs	8	17
General and administrative	3,894	4,128
Equity-based compensation	2,727	2,577
Depreciation and amortization	39,889	39,684
Total expenses	64,284	63,615
Operating income	32,849	25,775
Other income (expense):
Interest expense	(24,123)	(21,368)
Gain on derivative instruments	4,615	1,842
Other income	295	15
Total other expense, net	(19,213)	(19,511)
Net income before income taxes	13,636	6,264
Income tax expense	(3,095)	(2,080)
Net income	10,541	4,184
Preferred stock dividends	(5,058)	(5,016)
Net income (loss) attributable to common stockholders	$5,483	$(832)

Basic and Diluted Earnings (Loss) Per Share:
Net income (loss) per share attributable to common stockholders — Basic and Diluted	$0.05	$(0.01)

Weighted average shares outstanding — Basic and Diluted	103,596	91,479

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2022	2021
Adjusted EBITDA
Net income	$10,541	$4,184
Depreciation and amortization	39,889	39,684
Interest expense	24,123	21,368
Income tax expense	3,095	2,080
Impairment charges	230	—
Equity-based compensation	2,727	2,577
Acquisition and transaction related	8	17
Gain on derivative instruments	(4,615)	(1,842)
Other income	(295)	(15)
Adjusted EBITDA [1]	75,703	68,053

Net operating income (NOI)
Operating fees to related parties	10,076	9,639
General and administrative	3,894	4,128
NOI [1]	89,673	81,820
Amortization related to above- and below- market lease intangibles and right-of-use assets, net	330	59
Straight-line rent	(2,853)	(944)
Cash NOI [1]	$87,150	$80,935

Cash Paid for Interest:
Interest Expense	$24,123	$21,368
Non-cash portion of interest expense	(2,596)	(2,279)
Amortization of mortgage discounts	(251)	—
Total cash paid for interest	$21,276	$19,089

[1] Includes income from a lease termination fee of $0.3 million for the three months ended March 31, 2022, which is recorded in revenue from tenants in the consolidated statements of operations.

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2022	2021
Net income (loss) attributable to stockholders (in accordance with GAAP)	$5,483	$(832)
Impairment charges	230	—
Depreciation and amortization	39,889	39,684
FFO (defined by NAREIT) [1]	45,602	38,852
Acquisition, transaction and other costs	8	17
Core FFO attributable to common stockholders [1]	45,610	38,869
Non-cash equity-based compensation	2,727	2,577
Non-cash portion of interest expense	2,596	2,279
Amortization related to above- and below-market lease intangibles and right-of-use assets, net	330	59
Straight-line rent	(2,853)	(944)
Straight-line rent (rent deferral agreements) [2]	(120)	(649)
Eliminate unrealized gains on foreign currency transactions [3]	(4,210)	(1,762)
Amortization of mortgage discounts	251	—
Adjusted funds from operations (AFFO) attributable to common stockholders [1]	$44,331	$40,429
Footnotes:
[1] FFO, Core FFO and AFFO for the three months ended March 31, 2022 include income from a lease termination fee of $0.3 million, which is recorded in revenue from tenants in the consolidated statements of operations. While such termination payments occur infrequently, they represent cash income for accounting and tax purposes and as such management believes they should be included in FFO, Core FFO and AFFO. The termination fee of approximately $9.0 million which was paid by the tenant at the end of the lease term on January 4, 2022 was earned and recorded as income evenly over the period from September 3, 2021 through January 4, 2022.
[2] Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on our balance sheet but are considered to be earned revenue attributed to the current period for rent that was deferred, for purposes of AFFO, as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO.
[3] For AFFO purposes, we add back unrealized (gain) loss. For the three months ended March 31, 2022, the gain on derivative instruments was $4.6 million, which consisted of unrealized gains of $4.2 million and realized gains of $0.4 million. For the three months ended March 31, 2021, the gain on derivative instruments was $1.8 million, which consisted of unrealized gains of $1.8 million.

Caution on Use of Non-GAAP Measures

Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), and Net Operating Income (“NOI”) should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.

Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.

We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs.

As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect the proportionate share of adjustments for non-controlling interest to arrive at FFO, Core FFO and AFFO, as applicable.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations

Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.

We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Our FFO calculation complies with NAREIT's definition.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Core Funds from Operations

In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as acquisition, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs, fire loss and other costs related to damages at our properties. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.

Adjusted Funds from Operations

In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.

In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Net Operating Income

We believe that Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non- cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.

NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.

Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.